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UJB FINANCIAL CORP.                                                                                      Exhibit (99)D
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(dollars in thousands)

                                                                                                             Net            Total
                                                           Preferred   Common                Retained    Unrealized    Shareholders'
                                                             Stock      Stock     Surplus    Earnings    Gain (Loss)       Equity
                                                           --------   --------   ---------   ---------   -----------   -----------
Balance, December 31, 1993                                 $30,008    $65,113    $398,723    $525,408      $      -    $1,019,252
     Net unrealized gain (loss) on investment
          securities upon adoption of a change
          in accounting principle, net of tax                    -          -           -           -         9,355         9,355
     Adjustment for the pooling of a company
          with a different fiscal year end                       -          -         343       1,769             -         2,112
     Net income                                                  -          -           -      95,827             -        95,827
     Cash dividends declared:
          Preferred stock                                        -          -           -      (1,358)            -        (1,358)
          Common stock                                           -          -           -     (37,140)            -       (37,140)
     Common stock issued:
          Dividend reinvestment and other stock plans
           (313,938 shares)                                      -        376       7,668           -             -         8,044
          Exercise of stock options, net (346,703 shares)        -        416       3,064           -             -         3,480
     Change in unrealized gain (loss) on investment
          securities, net of tax                                 -          -           -           -       (14,581)      (14,581)
                                                           --------   --------   ---------   ---------   -----------   -----------
Balance, September 30, 1994                                $30,008    $65,905    $409,798    $584,506       ($5,226)   $1,084,991
                                                           ========   ========   =========   =========   ===========   ===========

Balance, December 31, 1994                                 $30,008    $66,006    $413,429    $604,066       ($9,249)   $1,104,260
     Net income                                                  -          -           -     124,362             -       124,362
     Cash dividends declared:
          Preferred stock                                        -          -           -      (1,382)            -        (1,382)
          Common stock                                           -          -           -     (49,415)            -       (49,415)
     Common stock issued:
          In connection with purchase acquisition of
           Bancorp New Jersey, Inc. (1,948,153 shares)           -      2,338      65,848           -             -        68,186
          Dividend reinvestment and other stock plans
           (313,646 shares)                                      -        376       8,809           -             -         9,185
          Exercise of stock options, net (314,767 shares)        -        378       2,695           -             -         3,073
     Change in unrealized gain (loss) on investment
          securities, net of tax                                 -          -           -           -         5,728         5,728
                                                           --------   --------   ---------   ---------   -----------   -----------
Balance, September 30, 1995                                $30,008    $69,098    $490,781    $677,631       ($3,521)   $1,263,997
                                                           ========   ========   =========   =========   ===========   ===========
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